Exhibit 10.22

PUT-CALL AGREEMENT

This Put-Call Agreement (this "Agreement") is entered into on August 20, 2024 by and between ELAUWIT CONNECTION, INC., a Delaware corporation ("Elauwit"), BARON HUNTER GROUP, LLC, a Wyoming limited liability company ("Baron Hunter"), and STEELE CREEK PARTNERS, LLC, a Wyoming limited liability company ("Steele Creek").

WHEREAS, Elauwit, formerly known as DeltaMax, Inc., is the surviving corporation following a merger between DeltaMax and the former Elauwit Connection, Inc., pursuant to which the surviving corporation was renamed Elauwit Connection, Inc.; and

WHEREAS, Baron Hunter and Steele Creek are the founding entities of the former Elauwit Connection, Inc.; and

WHEREAS, Elauwit intends to complete and initial public offering of its capital stock (the "IPO") and desires to grant Baron Hunter and Steele Creek certain put and call rights in connection with the IPO.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, Elauwit, Baron Hunter and Steele Creek agree as follows:

1. Put Option. Baron Hunter and Steele Creek are each granted the right to sell to Elauwit (Put Option) up to a $2,000,000 value of common shares of Elauwit at a discount of 10% below the IPO issue price limited to the lesser of $2,000,000 or 10% of the IPO gross offering proceeds. The Put Option shall be exercisable for a period of ten (10) business days following the effective date of the IPO by delivering written notice thereof by either or both of Baron Hunter or Steele Creek to Elauwit prior to expiration of the exercise period. The sale transaction shall take place with ten (10) business days following receipt of notice. In the event the Put Option is not exercised within the exercise period, the Put Option shall be null and void and of no further effect.

2. Call Option. Elauwit is granted the right to purchase (Call Option) up to a maximum of $2,000,000 value of common shares from each of Baron Hunter and Steele Creek at a premium of 10% in excess of the IPO issue price limited to the lesser of $2,000,000 or 10% of the IPO gross offering proceeds. The Call Option shall be exercisable by majority vote of disinterested directors, for a period of ten (10) business days following the effective date of the IPO. The Call Option shall be exercised by delivering written notice thereof by Elauwit to either or both of Baron Hunter or Steele Creek prior to expiration of the exercise period. The purchase transaction shall take place with ten (10) business days following receipt of notice. In the event the Call Option is not exercised within the exercise period, the Call Option shall be null and void and of no further effect.

3. Amendment. No amendment to this Agreement shall be effective unless it has been executed in writing by Elauwit, Baron Hunter and Steele Creek respectively, and no waiver of any provision of this Agreement shall be effective unless it has been executed in writing by the Party giving such waiver.

4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party.

5. Entire Agreement. This Agreement, together with the Exhibits attached hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior discussions and agreements.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware and specifically the Delaware general Corporation Law, without giving effect to any choice or conflict of law provision.

7. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other provisions of this Agreement shall nevertheless remain in full force and effect.

8. Counterparts. This Agreement may be signed electronically and in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures on each counterpart were upon the same instrument. This Agreement may be executed by facsimile or portable document format (PDF) and any signature delivered by facsimile or PDF shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Put-Call Agreement intending to be legally bound thereby, as of the date first written above.

ELAUWIT CONNECTION, INC.

By:	/s/ Barry Rubens
Barry Rubens, CEO

BARON HUNTER GROUP, LLC

By:	/s/ Daniel McDonough, Jr.
Daniel McDonough, Jr., Manager

STEELE CREEK PARTNERS, LLC

By:	/s/ Barry Rubens
Barry Rubens, Manager